SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                 Date of earliest event reported: March 25, 2002


                          Stockgroup Information Systems Inc.
             (Exact name of registrant as specified in its charter)


       Colorado                  000-23687                    84-1379282
 (State of Incorporation)   (Commission File Number)    (IRS Identification No.)


     500-750 W. Pender Street, Vancouver, British Columbia, Canada V6C 2T7
               (Address of principal executive offices)(Zip Code)


                                 (604) 331-0995
              (Registrant's telephone number, including area code)



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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5. OTHER EVENTS

Financing Arrangement

On March 25, 2002 Stockgroup Information Systems Inc. closed a $400,000 private placement with 20 unaffiliated investors pursuant to a securities purchase agreement at a price of $0.20 per share for a total of 2,000,000 common shares.

Warrants were issued on a pro-rata basis, with each investor receiving one Warrant for each common share purchased. The Warrants mature on March 25, 2003 and are convertible into STOCKGROUP common shares upon the exercise of the Warrants. The Warrants permit the holders to acquire one STOCKGROUP common shares in exchange for $0.25 and one warrant.

STOCKGROUP paid a placement fee of $14,000 in this transaction. STOCKGROUP has agreed to file a registration statement covering these shares and the warrants.



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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Stockgroup Information Systems Inc.
                                                  (Registrant)

Dated:  [March 25, 2002]                 By: /s/  Marcus A. New
                                          --------------------------------------
                                          Marcus A. New, Chief Executive Officer
------------------------------
Officer


                                       3


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EXHIBIT INDEX

Exhibit No.                                            Exhibit
-----------                                            -------
   4.1                                      Securities Purchase Agreement

  99.1                                      Press Release